UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 26, 2011

HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Wood Road	02184
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  781-848-7100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This current report on Form 8-K/A (this “Amendment”) amends a current report on Form 8-K, filed July 26, 2011 (the “Original Filing”), in which Haemonetics Corporation (the “Company”) reported voting results for its Annual Meeting of Stockholders held on July 21, 2011 (the “2011 Annual Meeting”), including the voting results for both the Company's non-binding stockholder advisory vote on the compensation of its named executive officers (the “Say-on-Pay Vote”) and the Company's non-binding stockholder advisory vote regarding the frequency of future Say-on-Pay Votes (the “Frequency Vote”). Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the Original Filing.

 Item 5.07   Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Filing, more than a majority of shares voting at the 2011 Annual Meeting voted, on a non-binding advisory basis, in favor of an annual frequency for future Say-on-Pay Votes in accord with the recommendation of the Company's Board of Directors (the “Board”).

On April 11, 2012, the Board determined that the Company will hold future Say-on-Pay Votes on an annual basis. The Board will hold an advisory stockholder vote on the frequency of Say-on-Pay Votes no later than the Company's annual meeting in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION
(Registrant)

Date: May 24, 2012	By:	/s/ Christopher Lindop
Christopher Lindop, Vice President
and Chief Financial Officer